Consent



                                                 July 19, 2000


Re:  eAcceleration Corp.
     Registration Statement on Form SB-2
     Registration No. 333-90867

To the Board of Directors of eAcceleration Corp:

The undersigned hereby consents to the reference to the undersigned as director or director nominee, as the case may be, of eAcceleration Corp. in the above-referenced registration statement and in all amendments and supplements thereto.

                                                   /s/ William E. Hoke
                                                ---------------------------
                                                     William E. Hoke